EXHIBIT 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

12 August 2020

Westpac Banking Corporation (as Agent)

Level 3, 275 Kent Street

Sydney NSW 2000

Greetings

Syndicated Facility Agreement dated 15 September 2018, as amended by Amendment Agreement dated 11 September 2019 (Facility Agreement) and modified by Waiver Letter dated 25 May 2020

Second request for waivers and modifications

1              Background

1.1          In this letter capitalised terms have the meanings given in the Facility Agreement and clause references are to clauses in the Facility Agreement, in each case unless otherwise stated.  A reference to a paragraph is to a paragraph of this letter unless otherwise stated.

1.2          Reference is also made to our letter requesting waivers and modifications dated 25 May 2020, as accepted by you on that date (First Waiver Letter).

1.3          We write to you, as Agent under the Facility Agreement, to seek your agreement to:

(a)           amend the First Waiver Letter so as to be in the form of the document attached to this letter and marked ‘Annexure A’; and

(b)           further waivers under, and modifications of, certain parts of the Facility Agreement.

1.4          Despite anything to the contrary in this letter, including acceptance by the Agent as contemplated by paragraph 10.1, this letter is of no effect whatsoever unless and until (and comes into effect automatically and without need for further act or document when) the Parent enters into an underwriting agreement with respect to the Equity Raising (as defined in paragraph 2.1) of at least USD120,000,000.  If that does not occur by the last moment before midnight (AEST) on 31 August 2020 (or such later time as the Agent (acting on the instructions of the Majority Lenders) agrees in writing), then this letter is permanently withdrawn and terminated.

2              Equity Raising

2.1          The Group, via the Parent, is proposing to raise further equity (Equity Raising).  The equity is to be raised by the Parent and the process is expected to be completed, with the net proceeds received applied in full in prepayment of Loans under the Syndicated Facility Agreement, by 31 August 2020.

3              Request for waivers and modifications

3.1          Under clause 39 (Amendments and waivers) the matters described below require the consent of the Majority Lenders.  By clause 39.1(b), once you have the requisite consents and are so instructed, you may execute this letter on behalf all Finance Parties by way of agreement with the Obligors, as contemplated by paragraph 10.1 (the date you do so will be the Acceptance Date).

3.2          We seek the consent and agreement of the Agent (acting on the instructions of the Majority Lenders) to the following:

Amendments to the First Waiver Letter

3.3          The amendments to the First Waiver Letter contemplated by paragraph 1.3(a) are contingent upon:

(a)           the Equity Raising securing a minimum of USD120,000,000 in further equity or such lesser amount as agreed by the Majority Lenders from time to time; and

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(b)           the net proceeds being applied in full in pro-rata prepayment of outstanding Facility A Loans and Facility C Loans,

by 31 August 2020 or such later date as agreed by the Majority Lenders from time to time (Equity Raise Conditions).

3.4          The Borrower undertakes to notify the Agent in writing promptly after the Parent becomes unconditionally entitled to receive the net proceeds of the Equity Raising.

3.5          Upon the Borrower applying in full the net proceeds (or any lesser amount required to fully repay all outstanding Facility A Loans and Facility C Loans) of the Equity Raising to prepayment of Loans in accordance with the Equity Raise Conditions, the First Waiver Letter is amended in the manner contemplated by paragraph 1.3(a).  Paragraph 8 of this letter otherwise applies with respect to the First Waiver Letter as so amended.

4              Permitted Disposals and consequential prepayments

4.1          Despite clause 24.11 (Disposals) and the restrictions on disposals in paragraph 2.8 of the First Waiver Letter, for so long as there is no Default or Review Event continuing, the Majority Lenders acknowledge and consent to these transactions being Permitted Disposals during the Waiver Period:

(a)           a long term coal sale arrangement on terms approved by the Majority Lenders (but this does not limit the Obligors’ rights to enter into contracts for the sale of coal that are otherwise permitted by clause 24.11 (Disposals) and paragraph (a) of the definition of “Permitted Disposals” in the Facility Agreement);

(b)           a sale and leaseback arrangement by Coronado Curragh Pty Ltd in respect of the heavy machinery equipment (HME) set out in the schedule attached to this letter and marked ‘Annexure B’ (Annexure B); and

(c)           a sale of any housing set out in Annexure C, which are currently owned by Curragh Queensland Mining Pty Ltd and utilised in connection with the Curragh Mine,

(collectively, the Permitted Transactions and individually a Permitted Transaction), on the condition that:

(d)           the relevant Permitted Transaction is completed within 6 months of the date of this letter;

(e)           the net proceeds received from each Permitted Transaction are applied in full in prepayment of the Loans; and

(f)            an amount equal to 40% of the net proceeds received from each Permitted Transaction will be applied in permanent reduction of the Facility A Commitment and the Facility C Commitment, to be applied pro-rata across each of these Facilities and proportionately against each respective Lender’s Commitment.  Those permanent reductions are applied against the obligations to reduce commitments under paragraph 5 in chronological order.

5              Calculation and amortisation

5.1          If the following reductions have not occurred by the dates shown in the table below, either in respect of the Facility A Commitment or the Facility C Commitment (or a combination in aggregate, as applicable), as a result of Permitted Transactions or otherwise, then they are automatically reduced by the amounts shown (less any such prior reductions) on those dates in that table (Reduced Commitments).  Each Lender’s respective Facility A Commitment and Facility C Commitment is reduced proportionately with the reduced amounts being permanently cancelled.

5.2          The Borrower must ensure (including by repaying Facility A Loans and Facility C Loans if necessary) that the principal outstanding under Facility A and Facility C does not exceed the Reduced Commitments on those dates.

15 February 2021	USD25,000,000
15 May 2021	USD25,000,000

15 August 2021	USD25,000,000

5.3          The automatic reductions described in the above are to be applied pro-rata across the Facility A Commitment and the Facility C Commitment and only once the Commitments under those Facilities are reduced to zero may any of the above amounts be applied in reduction of the Facility B Commitment. Any funds received and applied in permanent reduction of the Commitments will be applied in order of the dates outlined in the above table.

6              Waiver of Material Adverse Effect

6.1          Any Event of Default under clause 25.17 (Material Adverse Effect) arising by reason of paragraph (a) or (b) of the definition of Material Adverse Effect which may have occurred or be continuing as at the Acceptance Date as a result of COVID-19 related events that have occurred on or before that date is waived.

7              Representations

7.1          This letter and the supplemental information provided to the Agent in connection with it comprise disclosure, to the extent of their contents, for the purposes of the representations in clause 21.9 (Disclosure) and 21.10(c) (No misleading information).

7.2          Except as to matters expressly waived in this letter, each Obligor repeats the Repeating Representations on the date of its execution of this letter by reference to the facts and circumstances then existing.

7.3          Each Obligor on the date of this letter represents and warrants to each Finance Party that no Finance Party has or will be paid any additional fee or Margin or other payment other than as stated in this letter in connection with the waivers granted pursuant to this letter. Each Obligor undertakes that it will not make any such payment.

7.4          Each Obligor incorporated in Australia represents and warrants that its constitution has not been amended or repealed since last provided to the Agent on or about 24 October 2018, except as approved by the Agent.

8              Administration Fee and other conditions

8.1          In consideration of the waivers and modifications sought in this letter, the Obligors undertake to pay to you as Agent, for the account of each Lender, an administration fee calculated at [***] on its respective aggregate Commitment on the Acceptance Date. That fee will be paid in the currency or currencies in which a Lender’s Commitments are denominated and shall be payable by the Obligors to the Agent within 10 Business Days after the Acceptance Date.

8.2          The Obligors undertake to pay promptly on demand the fees, costs and expenses incurred by the Lenders and the Agent in the preparation, negotiation and execution of this letter (including legal fees and expenses) pursuant to clause 19.2 (Amendment costs).

8.3          Within 20 Business Days of the Acceptance Date, the Obligors must procure in form and substance satisfactory to the Agent legal opinions of:

(a)           Sullivan & Cromwell LLP, as New York counsel to the Parent and the Obligors; and

(b)           Dinsmore & Shohl LLP, as West Virginia counsel to the Parent and the Obligors,

in each case regarding US law matters with respect to the Obligors and their entry into this letter. A failure to comply with this undertaking within the time required will be an Event of Default and no remedy periods under the Facility Agreement will apply.

8.4          Within 20 Business Days of the Acceptance Date, the Obligors must procure in form and substance satisfactory to the Agent, all board extracts, verification certificates and other documentation required by the Agent to enable King & Wood Mallesons, as Australian counsel to the Finance Parties to issue its legal opinion regarding Australia law matters with respect to the Obligors and their entry into this letter. A failure to comply with this undertaking within the time required will be an Event of Default and no remedy periods under the Facility Agreement will apply.

9              General

9.1          This letter is issued by the Parent, the Original Borrower and all other Obligors.

9.2          Each Obligor acknowledges that, except as expressly provided for in this letter (or any other Finance Document):

(a)           no other amendments, waivers or consents are made by this document to the Facility Agreement, the First Waiver Letter or any other Finance Document;

(b)           this letter does not affect any other right a Lender may have; and

(c)           all provisions of the Facility Agreement, the First Waiver Letter (as amended by this letter) and any other Finance Document remain in full force and effect.

9.3          Each Obligor acknowledges and confirms that:

(a)           except as expressly provided for in this letter, the terms of this letter do not affect or prejudice the obligations of any Obligor under the Facility Agreement, the First Waiver Letter or any other Finance Document; and

(b)           each guarantee and security provided by it and security granted by it continues in full force and effect.

9.4          In the event of any inconsistency between this letter and the Facility Agreement or the First Waiver Letter, the terms of this letter will prevail to the extent of that inconsistency.

9.5          The person who signs this letter on behalf of the Obligors does so as the duly appointed attorney of each Australian Obligor and duly authorized signatory of each US Obligor and has no notice of revocation of that appointment or authority with respect to any Obligor.

9.6          The Agent acknowledges that the Parent has advised that it intends to publicly file this letter with the U.S. Securities and Exchange Commission. The Agent consents on behalf of itself and the Majority Lenders to the public filing of this letter with the U.S. Securities and Exchange Commission on the condition that the Parent redacts any fee information and uses its best endeavours to ensure that there is a redaction of the margin information set out in paragraph 2.3 of Annexure A as part of the public filing.

10           Acceptance

10.1       If the Majority Lenders agree to the above and instruct you accordingly, please acknowledge that agreement by executing this letter and returning it to us.  To facilitate the Equity Raising, we request that you do so by no later than Wednesday, 12 August 2020.  You and the Obligors acknowledge and agree that, subject to paragraph 1.4, the waivers and modifications described in this letter come into effect upon your so doing.

10.2       This letter and any agreement formed by its acceptance are governed by the laws of Queensland and each party irrevocable submits to the non-exclusive jurisdiction of the courts of Queensland.

10.3       Once accepted, this letter is a Finance Document under the Facility Agreement.

10.4       This letter may be signed in any number of counterparts.  Each counterpart constitutes an original of this letter, all of which together constitute one instrument. This letter is intended to bind all parties to it.  In the event it is not binding on one party, the parties agree that it will be binding on none of them

10.5       The parties enter into this letter in consideration of, among other things, the mutual promises contained in this letter.

EXECUTED as an agreement.

Signature pages

Borrower

Signed for and on behalf of CORONADO FINANCE PTY LTD by its attorney under power of attorney dated 11 August 2020___ in the presence of:	) ) ) ) ) )	/s/ Gerhard Ziems
/s/ Liesl Burman		By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Liesl Burman
Name of witness (BLOCK LETTERS)

Address of witness

Parent

CORONADO GLOBAL RESOURCES, INC
By: /s/ Gerhard Ziems
Name: Gerhard Ziems Title: Authorized Signatory

Obligors

Signed for and on behalf of CORONADO AUSTRALIA HOLDINGS PTY LTD by its attorney under power of attorney dated 11 August 2020___ in the presence of:	) ) ) ) )	/s/ Gerhard Ziems
/s/ Liesl Burman		By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Liesl Burman
Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of CORONADO CURRAGH PTY LTD by its attorney under power of attorney dated 11 August 2020___ in the presence of:	) ) ) ) )	/s/ Gerhard Ziems
/s/ Liesl Burman		By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Liesl Burman
Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of CURRAGH QUEENSLAND MINING PTY LTD by its attorney under power of attorney dated 11 August 2020___ in the presence of:	) ) ) ) )	/s/ Gerhard Ziems
/s/ Liesl Burman		By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Liesl Burman
Name of witness (BLOCK LETTERS)

Address of witness

Signed for and on behalf of CURRAGH COAL SALES CO. PTY. LTD. by its attorney under power of attorney dated 11 August 2020___ in the presence of:	) ) ) ) )	/s/ Gerhard Ziems
/s/ Liesl Burman		By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney
Signature of witness
Liesl Burman
Name of witness (BLOCK LETTERS)

Address of witness

CORONADO COAL CORPORATION

CORONADO COAL LLC

CORONADO II LLC

CORONADO IV LLC

POWHATAN MID-VOL COAL SALES, L.L.C

MATOAKA LAND COMPANY, LLC

GREENBRIER SMOKELESS COAL MINING, L.L.C.

CORONADO COAL II LLC

CORONADO CURRAGH LLC

BUCHANAN MINING COMPANY LLC

CORONADO VA, LLC

GREENBRIER MINERALS, LLC

MIDLAND TRAIL RESOURCES LLC

BUCHANAN MINERALS, LLC

By: /s/ Gerhard Ziems
Name: Gerhard Ziems Title: Authorized Signatory

Agent

Signed for and on behalf of Westpac Banking Corporation ABN 33 007 457 141 by its Attorney under a Power of Attorney dated 17 January 2001, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

/s/ Mathew O’Donohue
Signature of Attorney
/s/ Jodie Laws	Mathew O’Donohue
Signature of Witness Jodie Laws	Name of Attorney in full
Name of Witness in full

ANNEXURE A

To second request for waivers and modifications

Dated 12 August 2020

EXECUTION VERSION

25 May 2020

Westpac Banking Corporation (as Agent)

Level 3, 275 Kent Street

Sydney NSW 2000

Greetings

Syndicated Facility Agreement dated 15 September 2018, as amended by Amendment Agreement dated 11 September 2019 (Facility Agreement)

Request for waivers and modifications

1          Background

1.1       In this letter capitalised terms have the meanings given in the Facility Agreement and clause  references are to clauses in the Facility Agreement, in each case unless otherwise stated.  A reference to a paragraph is to a paragraph of this letter unless otherwise stated.

1.2       We write to you as Agent under the Facility Agreement to seek temporary waivers and modifications of certain parts of the Facility Agreement.

1.3       Clause 23.1 (Financial covenants) sets out the Financial Covenants with which the Parent must ensure compliance.  Compliance must be at all times, and the Borrowers are required to demonstrate compliance as at 30 June and 31 December each year in accordance with clause 23.2 (Testing of covenants).

1.4       The circumstances generated locally and globally by the pandemic of the novel coronavirus disease known as COVID-19, including its effect on the demand for and price of coal, have placed unanticipated stresses on the operations of the Group and the predictability of the short and medium term metrics of the business.  If conditions deteriorate further, there is the potential that the Group may be unable to comply with certain of the Financial Covenants for so long as the effects of the pandemic remain current.

2          Request for waivers and modifications

2.1       Under clause 39 (Amendments and waivers) the temporary waivers and modifications described below require the consent of the Majority Lenders.  By clause 39.1(b), once you have the requisite consents and are so instructed, you may execute this letter on behalf all Finance Parties by way of agreement with the Obligors, as contemplated by paragraph 5.1.

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2.2       We seek the consent and agreement of the Agent (acting on the instructions of the Majority Lenders) to the following, where ‘Waiver Period’ means the period from the date of your acceptance of this letter in accordance with paragraph 5.1 (the Acceptance Date) to (and including) the date which is the earlier of:

(a)         the date on which the Parent delivers to the Agent a Compliance Certificate signed by the Chief Executive Officer and Group Chief Financial Officer of the Parent setting out (in reasonable detail) computations demonstrating compliance with the Financial Covenants set out in clause 23.1 (Financial Covenants) as at 30 September 2021 on the basis of the financial reporting described in paragraph 2.13; and

(b)        the date on which the Agent gives notice that the Majority Lenders are satisfied with the matters described in paragraph 2.11 (Distribution) below.

If the Waiver Period has not already ended pursuant to paragraph (a) or (b) above, the Obligors undertake to ensure that a Compliance Certificate is delivered in accordance with paragraph (a) demonstrating compliance with the Financial Covenants no later than 31 October 2021.  A failure to comply with this obligation will be an immediate Event of Default without any remedy period that may otherwise be available pursuant to clause 25.3(b) (Other obligations).

Margin

2.3       In clause 1.1 (Definitions) the definition of “Margin” is modified during the Waiver Period (and thereafter, but only in connection with any Interest Period that has commenced during or prior to the Waiver Period) by replacing the pricing grid and the subsequent paragraph with the following:

Net Debt to EBITDA in most recent Compliance Certificate

Margin

> 3.50 times

[***] per annum

> 2.50 times and ≤ 3.50 times

[***] per annum

> 2.00 times and ≤ 2.50 times

[***] per annum

> 1.50 times and ≤ 2.00 times

[***] per annum

≤ 1.50 times

[***] per annum

a)   Any change in Margin arising by reason of the delivery of a Compliance Certificate will take effect on the first day of the next applicable Interest Period or Bank Guarantee fee payment date (as applicable) occurring after the date of receipt by the Agent of the applicable Compliance Certificate.

b)   If a Compliance Certificate is not delivered when due, for the purposes of determining the applicable Margin, Net Debt to EBITDA will be assumed to be greater than 3.50 times until a Compliance Certificate is delivered.

Despite paragraph (a) of the definition of Margin, if, upon receipt by the Agent of a Compliance Certificate (prepared on the basis of the Parent’s financial position as at 30 June 2020, or for each Quarter to and including 30 September 2021 (in accordance with paragraph 2.13)), the Margin is to increase in accordance with the above grid, then within 5 Business Days of the receipt by the Agent of the applicable Compliance Certificate, the Borrower will make a true-up payment either to the Agent in connection with Facility A and Facility C for the account of the relevant Lenders or to the relevant Lender in connection with Facility B of an amount that represents the difference between:

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(a)        interest and Bank Guarantee fees paid and payable during the period from (but excluding) the accounting date to which the Compliance Certificate is prepared to the date the increased Margin begins to apply (the “True-Up Period”); and
(b)        interest and Bank Guarantee fees that would have been paid or payable during the True-Up Period had the Margin during the whole of that period been at the higher rate.

For the avoidance of doubt, if, upon receipt of the Compliance Certificate referred to in this paragraph, the Margin is to be decreased in accordance with the Margin grid set out in this paragraph, no amount would be payable by any Finance Party to the Borrower in respect of such decrease in the Margin and the decrease in Margin will occur pursuant to paragraph (a) of the definition of Margin.

Financial Covenants

2.4       The obligation of the Parent under clause 23.1 (Financial covenants) to ensure compliance with the Financial Covenants at all times is waived during the Waiver Period.

2.5       The obligations of the Parent under clauses 22.1 and 22.2 (Financial Statements) to supply Financial Statements and Compliance Certificates to the Agent during the Waiver Period, and the testing regime in clause 23.2 (Testing of covenants), are unaffected by the waiver in paragraph 2.4 (subject, in respect of the contents of Compliance Certificates, to paragraph 2.6).

2.6       The form of Compliance Certificates provided during the Waiver Period need not contain the phrases ‘which does not exceed 2.50 times’ in paragraph 2(a), ‘which is at least 3.00 times’ in paragraph 2(b) or ‘which does not exceed 40%’ in paragraph 2(c), as shown in the Form of Compliance Certificate in Schedule 7 of the Facility Agreement.

2.6A     The Obligors and Finance Parties acknowledge and agree that for the purposes of the calculation of Financial Covenants in the Facility Agreement, in the event that EBITDA for a period is less than USD1, the Financial Covenants will be calculated on the basis that EBITDA is USD1.

Liquidity requirement

2.7       The Obligors and the Agent agree that if a Borrower proposes to utilise Facility A and/or Facility C during the Waiver Period in circumstances where that Utilisation will cause the Available Commitment under Facility A and Facility C, in aggregate, to be less than US$50,000,000, then upon the Borrower giving the Agent a duly completed Utilisation Request that complies with clause 5 (Utilisation – Loans) that, once funded, will have that effect:

(a)         subject only to clause 4.2 (Further conditions precedent), each Lender will make its participation in each Loan requested in that Utilisation Request on the proposed Utilisation Date;

(b)        the Obligors and the Lenders must enter into negotiations for a period of up to 30 days (Negotiation Period) with a view to agreeing terms on which the Majority Lenders would be prepared to continue to provide, fund or maintain all or any of the Facilities;

(c)         if agreement is reached during the Negotiation Period the Obligors must promptly do all acts and execute all documents as the Majority Lenders reasonably require to document, or to protect, preserve or secure the Finance Parties’ rights and interests under, such agreement;

(d)        if agreement is not reached during the Negotiation Period, or if (in the opinion of the Majority Lenders) any of the Obligors do not do all acts and execute all documents as the Majority Lenders reasonably require to document, or to protect, preserve or secure for the Finance Parties’ rights and interests under, any agreement, the Agent, acting on the instruction of the Majority Lenders may by giving written notice to the Borrower:

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(i)          cancel the whole or any part of a Facility whereupon it will be immediately cancelled; and

(ii)         declare that all or any part of the outstanding Utilisations, together with accrued interest, and all other amounts accrued under the Finance Documents is due and payable whereupon it will be due and payable within 30 days;

(e)         if the Borrower fails to prepay all amounts payable following the giving of a notice under paragraph 2.7(d) within 30 days, that failure will constitute an Event of Default; and

(f)         to avoid doubt, neither the failure to reach agreement during the Negotiation Period nor the giving of a notice under paragraph 2.7(d) constitutes an Event of Default.

During the Negotiation Period and on and from the date of any cancellation pursuant to paragraph 2.7(d)(ii), the consent of the Borrower will not be required for an assignment or novation by an Existing Lender pursuant to clause 26.2 (Conditions of assignment of novation).

Other Undertakings

2.8       During the Waiver Period, the Obligors undertake to ensure that:

(a)        no Financial Indebtedness is incurred after the Acceptance Date pursuant to clause 24.10 (Financial Indebtedness) in respect of the indebtedness described in paragraph (c), (e), (g) and (m) of the definition of Permitted Financial Indebtedness without the consent of the Majority Lenders (except as provided for in paragraph (d) below);

(b)        no Limited Recourse Financial Indebtedness is incurred after the Acceptance Date pursuant to clause 24.10 (Financial Indebtedness) without the consent of the Majority Lenders;

(c)        the aggregate Financial Indebtedness incurred after the Acceptance Date pursuant to clause 24.10 (Financial Indebtedness) in respect of the indebtedness described in paragraph (d) of the definition of Permitted Financial Indebtedness does not exceed US$10,000,000;

(d)        the Financial Indebtedness incurred after the Acceptance Date pursuant to clause 24.10 (Financial Indebtedness) in respect of indebtedness described in paragraph (m) of the definition of Permitted Financial Indebtedness is limited to the limited recourse discount receivables facility entered into with HSBC in June 2020 for up to USD30,000,000;

(e)        no Security is granted pursuant to paragraphs (d), (g), (h), (s) and (t) of the definition of Permitted Security;

(f)         no Security is granted or permitted to subsist pursuant to paragraph (q) of the definition of Permitted Security if the aggregate principal amount of indebtedness secured by all Security referred to in that paragraph exceeds at any time 3% of Total Tangible Assets;

(g)        the proceeds of disposals made after the Acceptance Date under clause 24.11 (Disposals) in respect of disposals described in paragraphs (b), (c), (h) and (j) of the definition of Permitted Disposal, do not, in aggregate, exceed US$10,000,000.  For the purposes of paragraph (h) of the definition of Permitted Disposal, the “Equity Raising” as defined in the letter between the Agent and the Obligors dated on or about 12 August 2020 is a Permitted Disposal and is excluded from the calculation of the US$10,000,000 threshold; and

  (h)       the financial accommodation extended by one or more Obligors after the Acceptance Date under clause 24.9 (Financial accommodation) in respect of the financial accommodation described in paragraphs (a), (e), (f) and (g) of the definition of Permitted Financial Accommodation, does not, when aggregated with the disposal proceeds described at paragraph 2.8(e), in aggregate, exceed US$10,000,000.

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2.9       Each Obligor undertakes not to participate or enter, or to permit any other Group Member to participate or enter into any sale and leaseback transactions or forward sale or coal prepayment arrangements during the Waiver Period without the consent of the Majority Lenders (except the Permitted Transactions expressly consented to by the Majority Lenders in the letter dated 12 August 2020 to which this is Annexure A).  Any disposal or financial indebtedness permitted by the Facility Agreement or this letter is subject to the restrictions contained in this paragraph 2.9.

2.10      Any funds raised by the Obligors by way of Financial Indebtedness consented to by the Majority Lenders as contemplated by paragraphs 2.8(a) above and the proceeds of Permitted Disposals contemplated by paragraph 2.8(g) must only be applied to working capital or the repayment or prepayment of the amounts owing to the Lenders under the Facility Agreement.

Distributions

2.11      During the Waiver Period the Parent undertakes that it will only make a Distribution if (and only if):

(a)        the Parent delivers to the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably, a compliance certificate signed by 2 Directors of the Parent setting out (in reasonable detail) computations demonstrating compliance (as if no waiver had been granted pursuant to this letter) with the Financial Covenants set out in clause 23.1 (Financial Covenants) as at a date 20 Business Days or less prior to the date on which a Distribution is proposed to be made;

(b)        the Parent delivers to the Agent in form and substance satisfactory to the Majority Lenders, acting reasonably, at the same time that the compliance certificate in sub-paragraph (a) is delivered, a forecast of the Parent’s compliance (as if no waiver had been granted pursuant to this letter) with the Financial Covenants set out in clause 23.1 (Financial Covenants) for the next consecutive 6 Month period; and

(c)        the Majority Lenders, acting reasonably, are satisfied that if the Parent makes that Distribution, no Event of Default or Review Event is continuing or would result from it.

Reporting Requirements

2.12      Without prejudice to the provision of clause 22.4 (Information: miscellaneous), during the Waiver Period the Obligors undertake to supply to the Agent in a form satisfactory to the Agent within 15 Business Days after the last day of each Month:

(a)        a report setting out the performance report in respect of the Australian assets and in respect of the consolidated US assets respectively, including the following details:

(i)              sales production;
(ii)             operating cost per tonne;
(iii)            sales volume;
(iv)            average realised price;
(v)             debtors and creditors balance (including a commentary if there is a + / - 10% deviation of the balance from the immediately preceding report); and
(vi)            stockpiles and inventory of coal; and

(b)        a report outlining the Group’s monthly forecast cashflow and working capital requirements for the period to 30 September 2021 including (if there is a material deviation, which would include + / - 10% of cash flows from operations, from the immediately preceding forecast) a reconciliation of the Group’s forecast cashflow and working capital requirements for that Month against the actual cashflow and working capital requirements of that Month. For the

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avoidance of doubt, the report shall also set out the consolidated cash balance of the Group and the outstanding debt position of the Group as at the last day of the relevant Month.

2.13      Without prejudice to the provision of clause 22.4 (Information: Miscellaneous), within 60 days after the last day of each Quarter other than 30 September 2021 and within 30 days of the Quarter ending 30 September 2021, the Obligors undertake to supply to the Agent:

(a)        a copy of the completed Form 10-Q filed by the Group with the US Securities and Exchange Commission with respect to that date; and

(b)        a Compliance Certificate as at that date, with the ratios calculated by reference to the Form 10-Q, together with computations (in reasonable detail) (and subject, in respect of the contents of the Compliance Certificate, to paragraph 2.6).  Each such Compliance Certificate shall be signed by the Chief Executive Officer and Group Chief Financial Officer of the Parent.

2.14      The Obligors undertake to provide all Lenders by no earlier than 15 November 2020 and no later than 15 December 2020, updated board approved financial model (updated from that previously provided to the Lenders) and board approved capital management plan (in a form which must be provided by the Agent to the Borrower following consultation with the Borrower on or before 15 October 2020).

Representations

2.15      This letter and the supplemental information provided to the Agent in connection with it comprise disclosure, to the extent of their contents, for the purposes of the representations in clause 21.9 (Disclosure) and 21.10(c) (No misleading information).

2.16      Except as to matters expressly waived in this letter, each Obligor repeats the Repeating Representations on the date of its execution of this letter by reference to the facts and circumstances then existing.

2.17      Each Obligor on the date of this letter represents and warrants to each Finance Party that no Finance Party has or will be paid any additional fee or Margin or other payment other than as stated in this letter in connection with the waivers granted pursuant to this letter. Each Obligor undertakes that it will not make any such payment.

2.18      Each Obligor incorporated in Australia represents and warrants that its constitution has not been amended or repealed since last provided to the Agent on or about 24 October 2018, except as approved by the Agent.

Material Adverse Effect

2.19      Any Event of Default under clause 25.17 (Material Adverse Effect) arising by reason of paragraph (a) or (b) of the definition of Material Adverse Effect which may have occurred or be continuing as at 12 August 2020 as a result of COVID-19 related events that have occurred on or before that date is waived.

Additional Rights

2.20      The Obligors acknowledge and agree that at any time during the Waiver Period any Existing Lender may assign any of its rights or novate any of its rights and obligations under the Finance Documents to a New Lender without the consent of the Borrower.

3          Administration Fee and other conditions

3.1       In consideration of the waivers and modifications sought in this letter, the Obligors undertake to pay to you as Agent, for the account of each Lender who has confirmed its acceptance of this waiver

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letter to you as Agent by 5.00pm on the 5th Business Day after the Acceptance Date, an administration fee (in an amount as agreed between the parties) on the Acceptance Date. That fee will be paid in the currency or currencies in which a Lender’s Commitments are denominated and shall be payable by the Obligors to the Agent within 10 Business Days of the Acceptance Date.

3.2       The Obligors undertake to pay promptly on demand the fees, costs and expenses incurred by the Lenders and the Agent in the preparation, negotiation and execution of this letter (including legal fees and expenses) pursuant to clause 19.2 (Amendment costs).

3.3       Within 20 Business Days of the Acceptance Date, the Obligors must procure in form and substance satisfactory to the Agent legal opinions of:

(i)          Sullivan & Cromwell LLP, as New York counsel to the Parent and the Obligors; and

(ii)         Dinsmore & Shohl LLP, as West Virginia counsel to the Parent and the Obligors,

3.4       in each case regarding US law matters with respect to the Obligors and their entry into this letter. A failure to comply with this undertaking within the time required will be an Event of Default and no remedy periods under the Facility Agreement will apply.

4          General

4.1       This letter is issued by the Parent, the Original Borrower and all other Obligors.

4.2       Each Obligor acknowledges that, except as expressly provided for in this letter (or any other Finance Document):

(a)        no other amendments, waivers or consents are made by this document to the Facility Agreement or any other Finance Document;

(b)        this letter does not affect any other right a Lender may have; and

(c)        all provisions of the Facility Agreement and any other Finance Document remain in full force and effect.

4.3       Each Obligor acknowledges and confirms that:

(a)        except as expressly provided for in this letter, the terms of this letter do not affect or prejudice the obligations of any Obligor under any Facility Agreement or any other Finance Document; and

(b)        each guarantee and security provided by it and security granted by it continues in full force and effect.

4.4       In the event of any inconsistency between this letter and the Facility Agreement, the terms of this letter will prevail to the extent of that inconsistency.

4.5       The person who signs this letter on behalf of the Obligors does so as the duly appointed attorney of each Australian Obligor and duly authorized signatory of each US Obligor and has no notice of revocation of that appointment or authority with respect to any Obligor.

4.6       The Agent acknowledges that the Parent has advised that it intends to publicly file this letter with the U.S. Securities and Exchange Commission. The Agent consents on behalf of itself and the Majority Lenders to the public filing of this letter with the U.S. Securities and Exchange Commission on the condition that the Parent redacts any fee information and uses its best endeavours to ensure that there is a redaction of the any margin information set out in paragraph 2.3 and paragraph 3.1 of Annexure A as part of the public filing.

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5          Acceptance

5.1       If the Majority Lenders agree to the above and instruct you accordingly, please acknowledge that agreement by executing this letter and returning it to us.  You and the Obligors acknowledge and agree that the waivers and modifications described in this letter come into effect upon your so doing.

5.2       This letter and any agreement formed by its acceptance are governed by the laws of Queensland and each party irrevocable submits to the non-exclusive jurisdiction of the courts of Queensland.

5.3       Once accepted, this letter is a Finance Document under the Facility Agreement.

5.4       This letter may be signed in any number of counterparts.  Each counterpart constitutes an original of this letter, all of which together constitute one instrument. This letter is intended to bind all parties to it.  In the event it is not binding on one party, the parties agree that it will be binding on none of them

5.5       The parties enter into this letter in consideration of, among other things, the mutual promises contained in this letter.

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